                                                                      8(y)(iii)

               AMENDMENT NUMBER THREE TO PARTICIPATION AGREEMENT

   This AMENDMENT NUMBER THREE TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of October 1, 2012, by and among MINNESOTA LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY DISTRIBUTION, INC. (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Participation Agreement.

   WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of June 1, 2007, as such agreement has been amended and may be further amended from time to time (the "Participation Agreement"); and

   WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.

   NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

    1. Schedule A of the Participation Agreement is deleted and replaced with the attached Schedule A.

    2. Schedule B of the Participation Agreement is deleted and replaced with the attached Schedule B.

    3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

    4. This Amendment may be amended only by written instrument executed by each party hereto.

    5. This Amendment shall be effective as of the date written above.

    6. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Amendment immediately upon signing any counterpart, independently of the signature of any other party.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

                                      MINNESOTA LIFE INSURANCE COMPANY

                                      By:     /s/ Bruce Shay
                                              ----------------------------------
                                      Name:   Bruce Shay
                                      Title:  Executive Vice President

                                      THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

                                      By:     /s/ Arthur Lev
                                              ----------------------------------
                                      Name:   Arthur Lev
                                      Title:  President and Principal Executive
                                              Officer

                                      MORGAN STANLEY DISTRIBUTION, INC.

                                      By:     /s/ Lisa Jones
                                              ----------------------------------
                                      Name:   Lisa Jones
                                      Title:  President

                                      MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                                      By:     /s/ Jack O'Connor
                                              ----------------------------------
                                      Name:   Jack O'Connor
                                      Title:  Managing Director

                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                                      FORM NUMBER AND NAME OF
NAME OF SEPARATE ACCOUNT              CONTRACT FUNDED BY SEPARATE ACCOUNT
------------------------              ------------------------------------------------
Variable Annuity Account              MultiOption Advisor Variable Annuity (02-70067)
                                      (B Class, C Class and L Class)
                                      MultiOption Legend Variable Annuity (06-70139)
                                      MultiOption Extra Variable Annuity (06-70147)
                                      MultiOption Guide Variable Annuity
                                      (ICC 12-70237)
                                      (B Series and L Series)
Minnesota Life Individual Variable    Minnesota Life Accumulator Variable Universal
Universal Life Account                Life Policy (07-660)
Minnesota Life Variable Life Account  Variable Adjustable Life (98-670)
                                      Variable Adjustable Life Horizon (99-680)
                                      Variable Adjustable Life Second Death (98-690)
                                      Variable Adjustable Life Summit (03-640)
                                      Variable Adjustable Life Survivor (04-690)

                                  SCHEDULE B

                   PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                  FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

            UIF Emerging Markets Equity Portfolio - Class II Shares

                                      B-1